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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest event reported): November 30, 1998

                           TRANSWESTERN HOLDINGS L.P.
             (Exact name of registrant as specified in its charter)

         DELAWARE                      333-42117               33-0560667
         --------                      ---------               ----------
(State or other jurisdiction        (Commission File        (I.R.S. Employer
      of incorporation)                 Number)           Identification Number)

                                ----------------

   8344 CLAIREMONT MESA BOUVELVARD                                92111
       SAN DIEGO, CALIFORNIA                                    (Zip Code)
(Address of principal executive offices)

                                 (619) 467-2800
              (Registrant's telephone number, including area code)




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Item 2.  Acquisition or Disposition of Assets.

           On November 30, 1998, TransWestern Publishing Company LLC (the "Company"), a wholly-owned subsidiary of TransWestern Holdings, L.P., acquired four directories in Michigan from Universal Phone Books, Inc. for cash of approximately $13.9 million, which was funded with borrowings under the Company's revolving credit facility, and a $2.0 million promissory note due in 18 months. In connection with the acquisition, the Company also assumed certain liabilities of Universal totaling approximately $0.4 million. The acquisition will be accounted for as a purchase and accordingly the purchase price will be allocated to the tangible and intangible assets acquired based on their respective fair values at the date of acquisition.

Item 7.  Financial Statements and Exhibits

The Company will file the required financial statements for the assets acquired and pro forma financial information no later than 60 days after this report must be filed.


                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on December 15, 1998 on its behalf by the undersigned thereunto duly authorized.

                                    TRANSWESTERN HOLDINGS, L.P.
                                 -----------------------------------------
                                          (Registrant)

                              BY:TRANSWESTERN COMMUNICATIONS COMPANY, INC.
                                 -----------------------------------------
                                       (General Partner)

DATE:  December 15, 1998      BY:              /s/Joan M. Fiorito
       -----------------         -----------------------------------------
                                 Name: Joan M. Fiorito
                                 Title:  Vice President, Chief Financial Officer
                                 (Principal Financial and Accounting Officer)


                                  EXHIBIT INDEX

Exhibit Number       Description of Exhibit

2.1 Asset Purchase Agreement dated as of November 20, 1998, between TransWestern Publishing Company LLC and Universal Phone Books, Inc.